UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2004

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2004, Impac Mortgage Holdings, Inc. (the “Company”) entered into an underwriting agreement with Bear, Stearns & Co. Inc., Stifel, Nicolaus & Company, Incorporated, and RBC Dain Rauscher Inc. (collectively, the “Underwriters”), relating to the sale of 4,000,000 shares of 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (liquidation preference $25.00 per share) (the “Series C Preferred Stock”), and the granting of an over-allotment option for an additional 300,000 shares of Series C Preferred Stock to the Underwriters solely to cover over-allotments, if any. The offering is expected to close on November 23, 2004.

Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or before March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2004. The shares of Series C Preferred Stock have no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities. Holders of shares of Series C Preferred Stock will generally have no voting rights, but will have limited voting rights if the Company fails to pay dividends for six or more quarters and in certain other events. The Company may not redeem the Series C Preferred Stock until November 23, 2009 except in limited circumstance to preserve the Company’s status as a real estate investment trust. On or after November 23, 2009, the Company may, at its option, redeem the Series C Preferred Stock in whole or in part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends (whether or not declared), if any, to and including the redemption date.

The net proceeds to the Company are estimated to be approximately $96.7 million (or approximately $104.0 million if the Underwriters’ over-allotment option is exercised in full) after deducting underwriting discounts and commissions and estimated expenses.

Concurrent with this offering of Series C Preferred Stock, the Company is offering 3,750,000 shares of its common stock at a public offering price of $23.00 per share, for an aggregate public offering price of approximately $86.3 million, plus up to an additional 562,500 shares of its common stock for an additional aggregate public offering price of approximately $12.9 million, if the underwriters for that offering exercise their over-allotment option. The offering of Series C Preferred Stock is subject to the completion of the concurrent common stock offering, and that offering is subject to the completion of the Series C Preferred Stock offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

1.1	Underwriting Agreement, dated November 18, 2004, by and between Impac Mortgage Holdings, Inc., and Bear, Stearns & Co. Inc., Stifel, Nicolaus & Company, Incorporated, and RBC Dain Rauscher Inc.

5.1	Legal Opinion of Kirkpatrick & Lockhart LLP.

12.1	Computation of ratio of earnings to combined fixed charges and preferred stock dividends.

23.1	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: November 18, 2004

By:	/s/ Ronald M. Morrison
Name:	Ronald M. Morrison
Title:	General Counsel, Executive Vice President and Secretary

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Exhibit Index

1.1	Underwriting Agreement, dated November 18, 2004, by and between Impac Mortgage Holdings, Inc., and Bear, Stearns & Co. Inc., Stifel, Nicolaus & Company, Incorporated, and RBC Dain Rauscher Inc.

5.1	Legal Opinion of Kirkpatrick & Lockhart LLP.

12.1	Computation of ratio of earnings to combined fixed charges and preferred stock dividends.

23.1	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5.1).

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